Exhibit 2.5
EMEA ASSET SALE AMENDMENT AGREEMENT
24 November 2009
THE EMEA SELLERS
ALAN BLOOM, STEPHEN HARRIS, ALAN HUDSON, DAVID HUGHES AND
CHRISTOPHER HILL AS JOINT ADMINISTRATORS
YARON HAR-ZVI AND AVI D. PELOSSOF AS JOINT ISRAELI ADMINISTRATORS
CIENA CORPORATION

AMENDMENT AGREEMENT
relating to the Asset Sale Agreement relating to the sale
and purchase of the EMEA Assets

Herbert Smith LLP

EMEA ASSET SALE AMENDMENT AGREEMENT
THIS AGREEMENT is made on this 24th day of November 2009.
BETWEEN:
(1)	THE EMEA SELLERS (the details of which are set out in Schedule 2 of the EMEA ASA (as defined below)) which, in the case of the EMEA Debtors (the details of which are set out in Schedule 3 of the EMEA ASA (as defined below)), are acting by their joint administrators Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP of 1 More London Place, London SE1 2AF (other than Nortel Ireland, for which David Hughes of Ernst & Young Chartered Accountants of Harcourt Centre, Harcourt Street, Dublin 2, Ireland and Alan Robert Bloom serve as joint administrators), who act as agents of the EMEA Debtors only and without any personal liability whatsoever (the “Joint Administrators”) and, in the case of the Israeli Company (the details of which are set out in Schedule 2 of the EMEA ASA (as defined below)) which is acting by its joint administrators Yaron Har-Zvi and Avi D. Pelossof, who act as agents of the Israeli Company only and without any personal liability whatsoever (the “Joint Israeli Administrators”);

(2)	THE JOINT ADMINISTRATORS;

(3)	THE JOINT ISRAELI ADMINISTRATORS; and

(4)	CIENA CORPORATION a Delaware corporation (the “Purchaser”).
RECITAL:
This Agreement amends the Asset Sale Agreement dated 07 October 2009 between the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser (the “Asset Sale Agreement”) whereby the EMEA Sellers agreed to sell and transfer to the Purchaser the EMEA Assets (as defined in the Asset Sale Agreement) for the consideration and upon the terms and subject to the conditions set out in the Asset Sale Agreement, as amended by a deed of amendment dated 20 October 2009 (the “Deed of Amendment”) (the Asset Sale Agreement together with the Deed of Amendment, the “EMEA ASA”).
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Unless the context otherwise requires or unless otherwise defined in this Agreement words and phrases defined in the EMEA ASA (as amended by this Agreement) shall have the same meanings where used in this Agreement.

1.2	References in the EMEA ASA to “this Agreement” shall, with effect from and including the date of this Agreement and unless the context dictates otherwise, be a reference to the EMEA ASA as amended by this Agreement and words such as “herein”, “hereof”, “hereby” and “hereto” where they appear in the EMEA ASA shall be construed accordingly.

2.	AMENDMENTS

2.1	The Agreement shall be amended as follows:
2.1.1	Clause 3.1.3 shall be amended by deleting the phrase “shares of the Purchaser’s Common Stock, par value $0.01 per share,” and replacing it with “Convertible Notes”.

EMEA ASSET SALE AMENDMENT AGREEMENT
2.1.2	Clause 3.2 shall be amended by deleting all references to “shares” and replacing them with “Convertible Notes.”

2.1.3	Clause 9.3 shall be amended as follows:
(A)	the reference to “5.33 (Purchaser Management Presentation)” shall be deleted and replaced with “Section 5.37 (Deposit) of the North American Agreement”;

(B)	the reference to “Section 2.2.7 (Certain Payment Mechanics and Allocation for the Shares)” shall be deleted and replaced with “Section 2.2.7 (Certain Payment Mechanics and Allocations for the Convertible Notes)”;

(C)	the reference to “8.2 and 8.3 (Trading Limitation) of the North American Agreement” shall be deleted and replaced with “8.5(b) (Registration Procedures), 8.8 (Indemnification) and 8.9 (Trading Limitation) of the North American Agreement”;

(D)	all references to “Shares” shall be deleted and replaced with “Convertible Notes”; and

(E)	the defined term “EMEA Shares Recipient Sellers” shall be renamed “EMEA Convertible Notes Recipient Sellers” and such term shall be added to Schedule 1.
2.1.4	All references to “EMEA Shares Recipient Sellers” shall be replaced with “EMEA Convertible Notes Recipient Sellers” throughout the agreement.

2.1.5	Clause 10.2 shall be amended by adding a reference to “Section 5.37”.

2.1.6	Clause 10.54 shall be amended by adding the words “and 5.36” after the words “Sections 5.27;

2.1.7	Schedule 1 shall be amended as follows:
(A)	the definitions “Common Stock” and “EMEA Shares Recipient Sellers” shall be deleted; and

(B)	the following new definitions shall be inserted in alpha order:

“Convertible Notes” has the meaning given to that term in the North American Agreement.”

““North American Agreement” means the asset sale agreement between Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc and certain of their Affiliates and the Purchaser dated 7 October 2009 as amended and restated on or about 24 November 2009.”
2.1.8	Schedule 6 of the EMEA ASA shall be amended as follows to insert the following definitions and Clause 1.1.22 shall be renumbered as Clause 1.1.25:
(A)	“1.1.22 “TSA EMEA Seller Employee” means an employee of a TSA EMEA Seller who is assigned to the TSA Services provided by that TSA EMEA Seller”;

(B)	“1.1.23 “TSA EMEA Sellers” has the meaning given to that term in the Transition Services Agreement”; and

(C)	“1.1.24 “TSA Services” means those services defined as “Services” in the Transition Services Agreement”.

EMEA ASSET SALE AMENDMENT AGREEMENT
2.1.9	Schedule 6 of the EMEA ASA shall be amended to insert the following as a new clause 7.4(b) and 7.4 shall be renumbered as Clause 7.4(a):

“7.4(b) Subject to Section 7.6, the TSA EMEA Sellers will pay an amount to the Purchaser equal to the statutory redundancy costs, contractual notice pay, contractual redundancy costs and (provided that the Purchaser takes reasonable steps to follow a fair dismissal procedure) unfair dismissal awards incurred and discharged by the Purchaser or relevant transferee in relation to any TSA EMEA Seller Employee whose employment transfers by operation of law as a result of the termination in accordance with the TSA of any Service provided by a TSA EMEA Seller provided that (a) the Purchaser (or appropriate transferee) terminates the employment of the TSA EMEA Seller Employee by reason of redundancy within 45 days of the date of such transfer; and (b) notifies the TSA EMEA Seller as soon as reasonably possible of the fact that such TSA EMEA Seller Employee has so transferred.”

2.1.10	Clause 7.6 of Schedule 6 shall be deleted and replaced with the following:

“7.6 In the event that any Excess ARD Transferring Employee or TSA EMEA Seller Employee whose employment is terminated by the Purchaser or any EMEA Designated Purchaser within 120 days from the Transfer Date or the date on which the relevant TSA EMEA Seller Employee’s employment is terminated (as applicable) is within a period of six (6) months from such termination taking effect, re-employed by the Purchaser or any EMEA Designated Purchaser, the Purchaser shall, within seven days of such employee having been re-employed by the Purchaser or any EMEA Designated Purchaser, pay to the EMEA Sellers a sum equal to the Average Redundancy Costs for such employee and such sum shall be repayable as a debt to the EMEA Sellers.”
3.	EXCLUSION OF LIABILITY AND ACKNOWLEDGEMENT

3.1	Subject to Clause 3.6, notwithstanding that this Agreement shall have been signed by the Joint Administrators and the Joint Israeli Administrators both in their capacities as administrators of the EMEA Debtors for and on behalf of the EMEA Debtors and of the Israeli Company for and on behalf of the Israeli Company respectively and in their personal capacities, it is hereby expressly agreed and declared that no personal Liability under or in connection with this Agreement shall fall on the Joint Administrators, the Joint Israeli Administrators or their respective firm, partners, employees, agents, advisers or representatives whether such personal Liability would arise under paragraph 99(4) of schedule B1 to the Insolvency Act, or otherwise howsoever. For the avoidance of doubt, this Clause 3.1 shall not operate to prevent any claim of the Purchaser against the EMEA Debtors under this Agreement or the EMEA ASA being an expense of the administration as described in Paragraph 99(4) of Schedule B1 and Rule 2.67 of the Insolvency Act or against the Israeli Company under this Agreement being “expenses of the stay of proceedings”.

3.2	Subject to Clause 3.6, it is hereby expressly agreed and declared that no personal Liability, or any Liability whatsoever, under or in connection with this Agreement shall fall on any of the Non-Debtor Seller Directors howsoever such Liability should arise.

3.3	For the avoidance of doubt, (but without prejudice to the other terms of this Agreement) the parties hereby agree that the terms of Clauses 3.1 and 3.2 do not, in and of themselves, provide that the Purchaser is under any obligation to indemnify, nor become liable or responsible for, any actions, proceedings, claims, demands, costs, expenses, damages, compensation, fines, penalties or other Liabilities against the Joint Administrators, the Joint Israeli Administrators or the Non-Debtor Seller Directors by any Person.

EMEA ASSET SALE AMENDMENT AGREEMENT
3.4	The Joint Administrators and the Joint Israeli Administrators are party to this Agreement in their personal capacities only for the purpose of receiving the benefit of this Clause 3 and the exclusions, limitations, undertakings, covenants and indemnities in their favour contained in this Agreement. The Purchaser acknowledges and agrees that in the negotiation and the completion of this Agreement the Joint Administrators and the Joint Israeli Administrators are acting only as agents for and on behalf of the EMEA Debtors and the Israeli Company, respectively, and without any personal Liability whatsoever.

3.5	Subject to Clause 3.6, the Purchaser further acknowledges that it has entered into this Agreement without reliance on any warranties or representations made by the EMEA Sellers or by any of their employees, agents or representatives, or by the Joint Administrators, the Joint Israeli Administrators or any of their respective firms, partners, employees, agents, advisors or representatives and (save in respect of fraud, fraudulent misrepresentation or fraudulent misstatement) it shall not have any remedy in respect of any misrepresentation or untrue statement by such persons made by or on behalf of any other party to this Agreement.

3.6	Nothing in this Clause 3 or any other provision of this Agreement shall prevent any party from bringing any action against any other party, whether in a personal or any other capacity, for fraud, fraudulent misrepresentation or fraudulent misstatement.

4.	MISCELLANEOUS

4.1	Each party shall bear its own costs and expenses in relation to this Agreement and the matters referred to in this Agreement.

4.2	None of the rights or obligations and undertakings set out in this Agreement may be assigned or transferred without the prior written consent of all the parties except for direct assignment by the Purchaser to a EMEA Designated Purchaser in accordance with Clauses 4.4 and 4.5 of the EMEA ASA (provided that the Purchaser remains liable jointly and severally with its assignee EMEA Designated Purchaser for the assigned obligations). Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.3	In the event that any provision of this Agreement shall be void or unenforceable by reason of any provision of applicable Law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Agreement so far as possible (unless such invalidity or unenforceability materially impairs the ability of the parties hereto to consummate the transactions contemplated by this Agreement).

4.4	The provision for services of notices set out in Clause 17 (Notices and Receipts) of the EMEA ASA shall also apply for the purposes of this Agreement.

4.5	This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

4.6	Without prejudice to Clause 3 (Exclusion of Liability and Acknowledgement) of this Agreement to the extent that the benefit of any provision in this Agreement is expressed to be conferred upon:
4.6.1	the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the EMEA Debtors or the Israeli Company (as the case may be) shall hold such benefit as trustees for each Joint Administrators, or the Joint Israeli Administrators; and

4.6.2	the firm, partners, employees, agents, advisers and/or representatives of the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the Joint Administrators and/or the Joint Israeli Administrators

EMEA ASSET SALE AMENDMENT AGREEMENT
(as the case may be) (or failing that the EMEA Debtors or the Israeli Company) shall hold such benefit as trustees for each such person.
4.7	The provisions of this Agreement relating to the Joint Administrators or the Joint Israeli Administrators in their personal capacities shall survive for the benefit of the Joint Administrators, the Joint Israeli Administrators, their firm, partners, employees, agents, advisers and representatives notwithstanding the discharge of the Joint Administrators as joint administrators of the EMEA Debtors, or the Joint Israeli Administrators as administrator of the Israeli Company, and shall be in addition to and not in substitution for any other right or indemnity or relief otherwise available to each of them.

4.8	No failure to exercise nor any delay in exercising, on the part of any party, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

4.9	No party shall be deemed to have waived any provision of this Agreement unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. This Agreement shall not be amended, altered or qualified except by an instrument in writing signed by all the parties hereto.

4.10	This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement and no term of this Agreement is enforceable under the Contract (Right of Third Parties) Act 1999 by a person who is not a party to this Agreement.

5.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

5.1	This Agreement is governed by and shall be construed in accordance with English Law.

5.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the parties agree to the exclusive jurisdiction of the English courts, except as mutually agreed by the parties.

5.3	The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

5.4	The Purchaser irrevocably appoints Ciena Limited of 43 Worship Street, London EC2A 2DX as its agent in England for service of process, and each of the EMEA Sellers irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX as its agent in England for service of process.
IN WITNESS whereof the parties have executed this Agreement on the date first mentioned above.

EMEA Asset Sale Amendment Agreement

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
UK Limited (in administration) by Christopher	)	Christopher Hill
Hill	)
as Joint Administrator (acting as agent and	)
without personal liability) in the presence of:

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel GmbH	)	/s/ Christopher Hill
(in administration) by Christopher Hill as Joint	)	Christopher Hill
Administrator (acting as agent and without	)
personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
SpA (in administration) by Christopher Hill as	)	Christopher Hill
Joint Administrator (acting as agent and without	)
personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

EMEA Asset Sale Amendment Agreement

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
Hispania S.A. (in administration) by	)	Christopher Hill
Christopher Hill as Joint Administrator (acting	)
as agent and without personal liability) in the	)
presence of:

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
B.V. (in administration) by Christopher Hill as	)	Christopher Hill
Joint Administrator (acting as agent and without	)
personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
AB (in administration) by Christopher Hill as	)	Christopher Hill
Joint Administrator (acting as agent and without	)
personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

EMEA Asset Sale Amendment Agreement

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
N.V. (in administration) by Christopher Hill as	)	Christopher Hill
Joint Administrator (acting as agent and without	)
personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
(Austria) GmbH (in administration) by	)	Christopher Hill
Christopher Hill as Joint Administrator (acting	)
as agent and without personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

EMEA Asset Sale Amendment Agreement

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
Polska Sp. z.o.o. (in administration) by	)	Christopher Hill
Christopher Hill as Joint Administrator (acting	)
as agent and without personal liability) in the	)
presence of:

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
Portugal S.A. (in administration) by	)	Christopher Hill
Christopher Hill as Joint Administrator (acting	)
as agent and without personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
s.r.o. (in administration) by Christopher Hill as	)	Christopher Hill
Joint Administrator (acting as agent and without	)
personal liability) in the presence of:	)

Witness signature

/s/ Olivia Schofield Name: Olivia Schofield	) )
Address: Herbert Smith LLP, Exchange Square,	)
Primrose Street, London, EC2A 2HS, England

EMEA Asset Sale Amendment Agreement

SIGNED for and on behalf of Nortel Networks	)	/s/ Kerry Trigg
France S.A.S. (in administration) by Kerry	)	Kerry Trigg
Trigg acting as authorised representative for	)
Christopher Hill as Joint Administrator (acting	)
as agent and without personal liability) in the	)
presence of:

Witness signature

/s/ Sharon Perlmutter	)
Name: Sharon Perlmutter	)
Address:	)

EMEA Asset Sale Amendment Agreement

SIGNED outside of the Republic of Ireland for	)	/s/ Andrew Dann
and on behalf of Nortel Networks (Ireland))		Andrew Dann
Limited (in administration) by Andrew Dann	)
(acting as an authorised representative and	)	Location: Jersey
without personal liability) in exercise of his power of attorney for and on behalf of David Hughes as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Alexandra Martin Name: Alexandra Martin	) )
Address: 3 La Carre	)
La Route De St Jean
St John
Jersey, JE3 4EP

EMEA Asset Sale Amendment Agreement

SIGNED by John Freebairn	)	/s/ John Freebairn
duly authorised for and on behalf of Nortel	)	John Freebairn
Networks (Northern Ireland) Limited in the	)
presence of:	)

Witness signature

/s/ Tina McAuley Name: Tina McAuley	) )
Address: 10 Knockagh Heights	)
Carrickfergus
BT38 8QZ

EMEA Asset Sale Amendment Agreement

SIGNED by Sergei Fishkin	)	/s/ Sergei Fishkin

duly authorised for and on behalf of o.o.o.	)	Sergei Fishkin
Nortel Networks in the presence of:	)

Witness signature

/s/ Irina Bussova	)
Name: Irina Bussova	)
Address: 127434 Moscow	)
Russia Dmitrovskoye shosse 7/2, 172

EMEA Asset Sale Amendment Agreement

SIGNED by Sharon Rolston	)	/s/ Sharon Rolston

duly authorised for and on behalf of Nortel	)	Sharon Rolston
Networks AG in the presence of:	)

Witness signature

/s/ B. Scherwath	)
Name: B. Scherwath	)
Address: c/o Nortel Networks	)
Maidenhead, SLG 3QH UK

EMEA Asset Sale Amendment Agreement

SIGNED for and on behalf of Nortel Networks	)	/s/ Yaron Har-Zvi

Israel (Sales and Marketing) Limited (in	)	Yaron Har-Zvi
administration) by Yaron Har-Zvi and Avi D.	)
Pelossof as Joint Israeli Administrators (acting
jointly and without personal liability) in	)	/s/ Avi D. Pelossof

connection with the Israeli Assets and	)	Avi D. Pelossof
Liabilities:	)
)
)

Witness signature

/s/ Itay Lavi	)
Name: Itay Lavi	)
Address: 20 Lincoln St. Tel-Aviv	)

EMEA Asset Sale Amendment Agreement

SIGNED by Yaron Har-Zvi	)	/s/ Yaron Har-Zvi

in his own capacity and on behalf of the Joint Israeli Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Israeli Administrators:
	) )	Yaron Har-Zvi

Witness signature

/s/ Itay Lavi	)
Name: Itay Lavi	)
Address: 20 Lincoln St. Tel-Aviv	)

SIGNED by Avi D. Pelossof	)	/s/ Avi D. Pelossof

	)	Avi D. Pelossof
in his own capacity and on behalf of the	)
Joint Israeli Administrators without personal
liability and solely for the benefit of the
provisions of this Agreement expressed to be
conferred on or given to the Joint Israeli
Administrators:

Witness signature

/s/ Itay Lavi	)
Name: Itay Lavi	)
Address: 20 Lincoln St. Tel-Aviv	)

EMEA Asset Sale Amendment Agreement

SIGNED by Alan Bloom	)	/s/ Alan Bloom

in his own capacity and on behalf of the Joint	)	Alan Bloom
Administrators without personal liability and	)
solely for the benefit of the provisions of this
Agreement expressed to be conferred on or given to
the Joint Administrators:

Witness signature

/s/ Olivia Schofield	)
Name: Olivia Schofield	)
Address: Herbert Smith LLP	)
Exchange House
Primrose Street
London EC2A 2HS
England

EMEA Asset Sale Amendment Agreement

SIGNED by Gary Smith	)	/s/ Gary Smith

duly authorised for and on behalf of Ciena	)	Gary Smith
Corporation in the presence of:	)

Witness signature

/s/ David Rothenstein	)
Name: David Rothenstein	)
Address: 1201 Winterson Road	)
Linthicum, Maryland 21090